Exhibit 99.1

CVG REPORTS THIRD QUARTER 2024 RESULTS

Third quarter sales of $172 million, EPS of $(0.03), Adjusted EBITDA of $4.3 million
Makes progress on strategic portfolio actions
Provides updated guidance for full year 2024

NEW ALBANY, OHIO (November 4, 2024) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its third quarter ended September 30, 2024.
As a result of strategic portfolio actions, results from the Cab Structures and Industrial Automation businesses have been reclassified to discontinued operations for current and prior periods. The results and comparisons presented below reflect continuing operations unless otherwise noted.

Third Quarter 2024 Highlights (Results from Continuing Operations; compared with prior year, where comparisons are noted)
•Revenues of $171.8 million, down 15.3%, due primarily to a global softening in customer demand.
•Operating loss of $1.1 million, adjusted operating loss of $0.4 million, down compared to operating income and adjusted operating income of $8.9 million. The decrease in operating income was driven primarily by lower sales volumes and operational inefficiencies.
•New business wins in the quarter of approximately $18 million when fully ramped, bringing the year-to-date total to $95 million; these wins were concentrated in our Electrical Systems segment, and include meaningful wins in our Vehicle Solutions segment.
•Net loss from continuing operations of $0.9 million, or $(0.03) per diluted share and adjusted net loss of $0.4 million, or $(0.01) per diluted share, compared to net income of $4.7 million, or $0.14 per diluted share and adjusted net income of $4.7 million, or $0.14 per diluted share.
•Adjusted EBITDA of $4.3 million, down 64.8%, with an adjusted EBITDA margin of 2.5%, down from 6.0%.

James Ray, President and Chief Executive Officer, said, “Since taking over the CEO role eleven months ago, we have been tirelessly focused on reshaping the CVG operating model to create a more streamlined, lower cost, and customer-focused company. Our CVG team has been working diligently to divest non-strategic portfolio assets like Cab Structures and Industrial Automation, execute new program launches in Vehicle Solutions, initiate restructuring actions, pay down debt, and expand our global footprint in critical regions of Mexico and Morocco. Market conditions have made this transformation process even more difficult this year, as weaker customer demand and shifting production schedules have created operational and supply chain challenges. As a result of both market conditions and our portfolio actions, we have experienced incremental operational inefficiencies this year affecting our financial performance, especially during the third quarter. We are not happy with our performance and have taken significant steps to change the forward direction with expected performance improvement.”

Mr. Ray continued, “In addition to portfolio and restructuring actions, we’ve made senior management changes to drive growth in our Electrical Systems business and improve the efficiency of our supply chain and manufacturing operations while addressing structural costs and right sizing the company. This is an inflection point for CVG with many key actions completed this year. Despite softer end markets and slower new program ramps, we expect the actions we are taking today to help us reshape the company, driving incremental profitability with minimal added costs when customers’ demand improves. We believe this intense focus on operational excellence will make CVG more resilient and position us for margin expansion and growth with a commitment to value creation.”

Andy Cheung, Chief Financial Officer, added, “Despite a challenging third quarter due to both external market conditions and internal operational issues, we successfully concluded multiple significant portfolios moves. The majority of proceeds from these actions were used to pay down debt. Executing these transactions led to short-term production inefficiencies that weighed on results during the quarter. We are currently addressing these operational issues to improve manufacturing capabilities and future competitiveness. With a more focused portfolio, we see potential to further streamline our enterprise cost structure. Ultimately, we expect these strategic actions will reposition our business for growth and margin expansion in 2025 and beyond.”

Third Quarter Financial Results from Continuing Operations
(amounts in millions except per share data and percentages)

	Third Quarter
	2024	2023	$ Change	% Change
Revenues	$171.8	$202.9	$(31.1)	(15.3)%
Gross profit	$16.4	$29.3	$(12.9)	(44.0)%
Gross margin	9.5%	14.4%
Adjusted gross profit [1]	$19.9	$29.4	$(9.5)	(32.3)%
Adjusted gross margin [1]	11.6%	14.5%
Operating income (loss)	$(1.1)	$8.9	$(10.0)	NM2
Operating margin	(0.6)%	4.4%
Adjusted operating income (loss) [1]	$(0.4)	$8.9	$(9.3)	NM2
Adjusted operating margin [1]	(0.2)%	4.4%
Net income (loss)	$(0.9)	$4.7	$(5.6)	NM2
Adjusted net income (loss) [1]	$(0.4)	$4.7	$(5.1)	NM2
Earnings (loss) per share, diluted	$(0.03)	$0.14	$(0.17)	NM2
Adjusted earnings (loss) per share, diluted [1]	$(0.01)	$0.14	$(0.15)	NM2
Adjusted EBITDA [1]	$4.3	$12.2	$(7.9)	(64.8)%
Adjusted EBITDA margin [1]	2.5%	6.0%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results from Continuing Operations

Third Quarter 2024 Results
•Third quarter 2024 revenues were $171.8 million, compared to $202.9 million in the prior year period, a decrease of 15.3%. The overall decrease in revenues was due to lower sales as a result of a softening in customer demand in our Vehicle Solutions and Electrical Systems segments.
•Operating loss in the third quarter 2024 was $1.1 million compared to operating income of $8.9 million in the prior year period. The decrease in operating income was attributable to the impact of lower sales volumes, unfavorable mix, operational inefficiencies and increased restructuring charges. Third quarter 2024 adjusted operating loss was $0.4 million, compared to adjusted operating income of $8.9 million in the prior year period.
•Interest associated with debt and other expenses was $2.4 million and $2.5 million for the third quarter 2024 and 2023, respectively.
•Net loss from continuing operations was $0.9 million, or $(0.03) per share, for the third quarter 2024 compared to net income of $4.7 million, or $0.14 per diluted share, in the prior year period. Third quarter 2024 adjusted net loss was $0.4 million, or $(0.01) per share, compared to adjusted net income of $4.7 million, or $0.14 per diluted share.

On September 30, 2024, the Company had $14.0 million of outstanding borrowings on its U.S. revolving credit facility and no outstanding borrowings on its China credit facility, $30.9 million of cash and $146.3 million of availability from the credit facilities, resulting in total liquidity of $177.2 million.

Third Quarter 2024 Segment Results

Vehicle Solutions Segment
•Revenues were $97.3 million compared to $115.2 million for the prior year period, a decrease of 15.6%, due to lower sales volume as a result of decreased customer demand and the wind-down of certain programs.
•Operating income was $5.1 million, compared to $8.3 million in the prior year period, a decrease of 37.9%, primarily attributable to lower customer demand, operational remediation investments, and increased freight costs, partially offset by lower SG&A expenses due to the gain on the sale of a building of $3.5 million. Third quarter 2024 adjusted operating income was $3.8 million compared to $8.3 million in the prior year period.
Electrical Systems Segment
•Revenues were $43.4 million compared to $53.9 million in the prior year period, a decrease of 19.5%, primarily due to a global softening in the Construction & Agriculture end-markets and the phase out of certain lower margin business.
•Operating loss was $0.4 million compared to operating income of $5.9 million in the prior year period, a decrease of 106.6%. The decrease in operating income was primarily attributable to lower sales volumes, restructuring activities, and unfavorable foreign exchange. Third quarter 2024 adjusted operating income was $0.9 million compared to $5.9 million in the prior year period.

Aftermarket & Accessories Segment
•Revenues were $31.1 million compared to $33.8 million in the prior year period, a decrease of 8.0%, primarily as a result of lower sales volume due to a reduction of backlog in the prior period as well as decreased customer demand.
•Operating income was $3.1 million compared to $4.3 million in the prior year period, a decrease of 27.0%. The decrease in operating income was primarily attributable to lower sales volumes, operational inefficiencies and restructuring activities. Third quarter 2024 adjusted operating income was $3.9 million compared to $4.3 million in the prior year period.

Outlook

CVG issued the following outlook for the full year 2024 which reflects both market developments and strategic portfolio actions undertaken:

Metric	Prior 2024 Outlook (1)	Revised 2024 Outlook (1)
Net Sales	$730- $780	$710 - $740
Adjusted EBITDA	$28 - $36	$20 - $25

(1) This outlook excludes any contribution from CVG’s Cab Structures or Industrial Automation businesses in 2024. On October 1, 2024, CVG closed the previously announced sale of the Cab Structures business, and received the final installment of the purchase price. Separately, CVG closed the sale of the Industrial Automation business on October 30, 2024.

This outlook reflects, among others, current industry forecasts for North America Class 8 truck builds. According to ACT Research, 2024 North American Class 8 truck production levels are expected to be at 316,000 units. The 2023 actual Class 8 truck builds according to the ACT Research was 340,247 units.

Based on industry data, we continue to project global agriculture market demand for our customers' products to be down 15% to 20% and construction market demand to be down 10% to 15% in 2024.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Tuesday, November 5, 2024, at 8:30 a.m. ET. Management intends to reference the Q3 2024 Earnings Call Presentation during the conference call. To participate, dial (800) 549-8228 using conference code 04909. International participants dial (289) 819-1520 using conference code 04909.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at ir.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 660-6264 using access code 04909#.

Company Contact
Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

At CVG, we deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness, and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Other Information

Throughout this document, certain numbers in the tables or elsewhere may not sum due to rounding. Rounding may have also impacted the presentation of certain year-on-year percentage changes.
###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
Three Months and Nine Months Ended September 30, 2024 and 2023
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues	$171,772	$202,897	$560,063	$641,747
Cost of revenues	155,351	173,588	500,019	545,033
Gross profit	16,421	29,309	60,044	96,714
Selling, general and administrative expenses	17,481	20,389	55,531	60,910
Operating (loss) income	(1,060)	8,920	4,513	35,804
Other (income) expense	(1,033)	383	(615)	488
Interest expense	2,371	2,489	6,974	7,910
Income (loss) before provision for income taxes	(2,398)	6,048	(1,846)	27,406
Provision (benefit) for income taxes	(1,515)	1,367	(1,110)	6,345
Net income (loss) from continuing operations	$(883)	$4,681	$(736)	$21,061
Net income from discontinued operations	10,397	2,609	11,588	5,069
Net income	9,514	7,290	10,852	26,130
Basic earnings (loss) per share
Income (loss) from continuing operations	$(0.03)	$0.14	$(0.02)	$0.64
Income from discontinued operations	$0.31	$0.08	$0.35	$0.15
Diluted earning (loss) per share
Income (loss) from continuing operations	$(0.03)	$0.14	$(0.02)	$0.63
Income from discontinued operations	$0.31	$0.08	$0.35	$0.15
Weighted average shares outstanding:
Basic	33,458	33,100	33,392	33,010
Diluted	33,458	33,350	33,392	33,408

(1) The operating results related to the cab structures business and Industrial Automation business have been reflected as discontinued operations in the Condensed Consolidated Statements of Operations for all periods presented.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	September 30, 2024	December 31, 2023
Current assets:
Cash	$30,885	$37,848
Accounts receivable, net	127,247	129,346
Inventories	130,917	117,267
Current assets held for sale	4,951	15,603
Note receivable	20,000	—
Other current assets	32,263	27,678
Total current assets	346,263	327,742
Property, plant and equipment, net	69,619	68,923
Intangible assets, net	4,133	6,594
Deferred income taxes	39,328	33,568
Noncurrent assets held for sale	—	11,130
Other assets, net	35,998	35,257
Total assets	$495,341	$483,214
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$93,008	$75,246
Accrued liabilities and other	49,910	51,354
Current portion of long-term debt and short-term debt	2,969	15,313
Current liabilities held-for-sale	4,251	3,276
Total current liabilities	150,138	145,189
Long-term debt	125,790	126,201
Noncurrent liabilities held-for-sale	—	870
Pension and other post-retirement benefits	10,195	9,196
Other long-term liabilities	29,953	28,826
Total liabilities	$316,076	$310,282
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	335	333
Treasury stock	(16,209)	(16,150)
Additional paid-in capital	268,195	265,217
Retained deficit	(35,332)	(46,184)
Accumulated other comprehensive loss	(37,724)	(30,284)
Total stockholders’ equity	179,265	172,932
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$495,341	$483,214

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Corporate/Other		Total
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$97,296	$115,235	$43,380	$53,862	$31,096	$33,800	$—	$—	$171,772	$202,897
Gross profit (loss)	8,774	15,050	2,213	7,881	5,474	6,416	(40)	(38)	16,421	29,309
Selling, general & administrative expenses	3,629	6,761	2,598	2,018	2,328	2,104	8,926	9,506	17,481	20,389
Operating income (loss)	$5,145	$8,289	$(385)	$5,863	$3,146	$4,312	$(8,966)	$(9,544)	$(1,060)	$8,920

	Nine Months Ended September 30,
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Corporate/Other		Total
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$312,785	$362,820	$149,327	$172,236	$97,951	$106,691	$—	$—	$560,063	$641,747
Gross profit (loss)	32,177	49,263	9,934	26,524	18,091	21,071	(158)	(144)	60,044	96,714
Selling, general & administrative expenses	15,985	19,609	7,799	6,932	6,228	6,017	25,519	28,352	55,531	60,910
Operating income (loss)	$16,192	$29,654	$2,135	$19,592	$11,863	$15,054	$(25,677)	$(28,496)	$4,513	$35,804

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Gross profit	$16,421	$29,309	$60,044	$96,714
Restructuring	3,518	70	8,618	1,443
Adjusted gross profit	$19,939	$29,379	$68,662	$98,157
% of revenues	11.6%	14.5%	12.3%	15.3%

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income (loss)	$(1,060)	$8,920	$4,513	$35,804
Restructuring	4,217	—	9,769	431
Gain on sale of fixed assets	(3,544)	—	(3,544)	—
Total operating income (loss) adjustments	673	—	6,225	431
Adjusted operating income (loss)	$(387)	$8,920	$10,738	$36,235
% of revenues	(0.2)%	4.4%	1.9%	5.6%

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss) from continuing operations	$(883)	$4,681	$(736)	$21,061
Operating income (loss) adjustments	673	—	6,225	431
Adjusted provision for income taxes[1]	(168)	—	(1,556)	(108)
Adjusted net income (loss) from continuing operations	$(378)	$4,681	$3,933	$21,384

Diluted EPS	$(0.03)	$0.14	$(0.02)	$0.63
Adjustments to diluted EPS	$0.02	$—	$0.14	$0.01
Adjusted diluted EPS	$(0.01)	$0.14	$0.12	$0.64
1.Reported Tax Provision adjusted for tax effect of special charges at 25%

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss) from continuing operations	$(883)	$4,681	$(736)	$21,061
Interest expense	2,371	2,489	6,974	7,910
Provision for income taxes	(1,515)	1,367	(1,110)	6,345
Depreciation expense	3,562	3,361	10,438	9,740
Amortization expense	140	267	463	804
EBITDA	$3,675	$12,165	$16,029	$45,860
% of revenues	2.1%	6.0%	2.9%	7.1%

EBITDA adjustments
Restructuring	$4,217	$—	$9,769	$431
Gain on sale of fixed assets	(3,544)	—	(3,544)	$—
Adjusted EBITDA	$4,348	$12,165	$22,254	$46,291
% of revenues	2.5%	6.0%	4.0%	7.2%

	Three Months Ended September 30, 2024
	Vehicle Solutions	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$5,145	$(385)	$3,146	$(8,966)	$(1,060)
Restructuring	2,188	1,275	754	—	4,217
Gain on sale of fixed assets	$(3,544)	$—	$—	$—	$(3,544)
Adjusted operating income (loss)	$3,789	$890	$3,900	$(8,966)	$(387)
% of revenues	3.9%	2.1%	12.5%		(0.2)%

	Nine Months Ended September 30, 2024
	Vehicle Solutions	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$16,192	$2,135	$11,863	$(25,677)	$4,513
Restructuring	4,876	3,744	985	164	9,769
Gain on sale of fixed assets	$(3,544)	$—	$—	$—	$(3,544)
Adjusted operating income (loss)	$17,524	$5,879	$12,848	$(25,513)	$10,738
% of revenues	5.6%	3.9%	13.1%		1.9%

	Three Months Ended September 30, 2023
	Vehicle Solutions	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$8,289	$5,863	$4,312	$(9,544)	$8,920
Restructuring	—	—	—	—	$—
Adjusted operating income (loss)	$8,289	$5,863	$4,312	$(9,544)	$8,920
% of revenues	7.2%	10.9%	12.8%		4.4%

	Nine Months Ended September 30, 2023
	Vehicle Solutions	Electrical Systems	Aftermarket and Accessories	Corporate/Other	Total
Operating income (loss)	$29,654	$19,592	$15,054	$(28,496)	$35,804
Restructuring	423	8	—	—	431
Adjusted operating income (loss)	$30,077	$19,600	$15,054	$(28,496)	$36,235
% of revenues	8.3%	11.4%	14.1%		5.6%

The following tables present reconciliations of the captions within CVG's Condensed Consolidated Statements of Cash Flows to Free cash flow, attributable to continuing operations, discontinued operations, and total CVG for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
CONTINUING OPERATIONS
Cash flows from operating activities	$(4,190)	$16,939	$(2,268)	$20,963
Purchases of property, plant and equipment	(2,877)	(5,628)	(13,709)	(14,782)
Proceeds from disposal/sale of property, plant and equipment	4,455	—	4,455	—
Proceeds from sale of business	19,760	—	22,960	—
Free cash flow from continuing operations	$17,148	$11,311	$11,438	$6,181

DISCONTINUED OPERATIONS
Cash flows from operating activities	$(12,877)	$1,529	$(4,567)	$9,027
Purchases of property, plant and equipment	(404)	(389)	(838)	(414)
Free cash flow from discontinued operations	$(13,281)	$1,140	$(5,405)	$8,613

TOTAL COMPANY
Cash flows from operating activities	$(17,067)	$18,468	$(6,835)	$29,990
Purchases of property, plant and equipment	(3,281)	(6,017)	(14,547)	(15,196)
Proceeds from disposal/sale of property, plant and equipment	4,455	—	4,455	—
Proceeds from sale of business	19,760	—	22,960	—
Free cash flow	$3,867	$12,451	$6,033	$14,794

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.